Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2023 Financial Results

Delivers Strong Q1 Performance to Further Extend Business Momentum

WESTFORD, Mass.--(BUSINESS WIRE)--August 4, 2022--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its first quarter ended June 30, 2022.

“We achieved strong top- and bottom-line performance in the first quarter to further extend our business momentum into our fiscal year 2023,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Revenue growth in both our service assurance and security business lines drove our improved diluted earnings per share on a year-over-year basis. While various external macro headwinds persist, we remain confident in our underlying fundamentals and positioning.

“We continue to see promising opportunities for both our established and recently launched solutions in today’s increasingly connected world. Our comprehensive suite of products and services can help solve many of the pain points that customers are experiencing from current and emerging technology trends, including the evolving cybersecurity threat landscape, shift to remote work, accelerated cloud migration, and advancement of 5G networks. As ‘Guardians of the Connected World,’ we remain well-positioned to help organizations not only address the risks of today’s digital environment, but also transform these challenges into opportunities to cultivate further business success for NETSCOUT as well as our customers.”

Q1 FY23 Financial Results

Total revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2023 was $208.8 million, compared with $190.3 million (GAAP and non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2023 was $98.3 million, which was approximately 47% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $82.0 million in the first quarter of fiscal year 2022, which was approximately 43% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2023 was $110.6 million, or approximately 53% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $108.3 million in the first quarter of fiscal year 2022, which was approximately 57% of total revenue for the period.

NETSCOUT’s loss from operations (GAAP) was $9.1 million in the first quarter of fiscal year 2023, compared with a loss from operations (GAAP) of $10.7 million in the first quarter of fiscal year 2022. Loss from operations (GAAP) in the first quarter of fiscal year 2023 included a $1.8 million restructuring charge associated with one-time termination benefits that related to the restructuring of certain departments to better align functions. Non-GAAP EBITDA from operations in the first quarter of fiscal year 2023 was $29.8 million, or 14.3% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $27.6 million in the first quarter of fiscal year 2022, or 14.5% of non-GAAP quarterly revenue for the period. The Company’s operating margin (GAAP) was negative 4.4% in the first quarter of fiscal year 2023, versus negative 5.6% in the same period of the prior fiscal year. Non-GAAP income from operations was $24.5 million with a non-GAAP operating margin of 11.7% in the first quarter of fiscal year 2023. This compares to non-GAAP income from operations of $21.8 million and a non-GAAP operating margin of 11.4% in the first quarter of fiscal year 2022.

Net loss (GAAP) for the first quarter of fiscal year 2023 was $7.1 million, or $0.10 per share (diluted), versus net loss (GAAP) of $11.3 million, or $0.15 per share (diluted), for the first quarter of fiscal year 2022. On a non-GAAP basis, net income for the first quarter of fiscal year 2023 was $18.1 million, or $0.24 per share (diluted), compared with $15.0 million, or $0.20 per share (diluted), for the first quarter of fiscal year 2022.

As of June 30, 2022, cash, cash equivalents, and short and long-term marketable securities were $374.6 million, compared with $703.2 million as of March 31, 2022, and $493.9 million as of June 30, 2021. The change in cash, cash equivalents, and short and long-term marketable securities was driven by two factors. First, NETSCOUT entered into an accelerated share repurchase agreement in its first quarter of fiscal year 2023 to repurchase up to $150 million of the Company’s common stock. Second, NETSCOUT repaid $150 million of its outstanding debt balance under its revolving credit facility during the first quarter of fiscal year 2023. The Company’s debt repayment reduced the outstanding debt balance under its revolving credit facility to $200 million as of June 30, 2022. The Company’s $800 million revolving credit facility will expire in July 2026.

Financial Outlook:

NETSCOUT is reiterating its revenue outlook (GAAP and non-GAAP) as well as its non-GAAP diluted net income per share outlook for fiscal year 2023, all of which were previously issued by the Company on May 5, 2022, in its fourth quarter and full fiscal year 2022 earnings press release. In addition, to reflect the first-quarter restructuring charge, the Company is updating its target range for GAAP diluted net income per share in fiscal year 2023. NETSCOUT’s current financial outlook for fiscal year 2023 is as follows:

  Revenue (GAAP and non-GAAP) is expected to remain in the range of $895 million to $925 million.
  GAAP net income per share (diluted) is now expected to be in the range of $0.62 to $0.68, versus the prior outlook range of $0.63 to $0.69. Expectations for non-GAAP net income per share (diluted) remain in the range of $1.97 to $2.03.
  A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2023 outlook is included in the financial tables below.

Recent Developments and Highlights

  During the first quarter of fiscal year 2023, NETSCOUT was awarded the Cyber Defense Magazine Global InfoSec Award for Market Leadership in Network Detection and Response, the Fortress Cybersecurity Award for the Threat Detection Category, and the Intellyx Digital Innovator Award for Enterprise Digital Transformation.
  In July 2022, NETSCOUT announced that it had launched Omnis AIF, a new and innovative AI-based solution that enables its customers to automatically and instantaneously block a large proportion of Distributed Denial of Service (DDoS) attacks. Omnis AIF simplifies NETSCOUT’s customers’ operations while also minimizing their business risks. By leveraging NETSCOUT’s ATLAS® network and providing a source of visibility into DDoS attack activity on the Internet, Omnis AIF enables smarter automated DDoS attack blocking. This intelligence is continuously updated and shared in real-time with NETSCOUT's Arbor Threat Mitigation System (TMS) and Omnis® AED Smart DDoS attack protection solutions via the Omnis ATLAS Intelligence Feed (AIF). The new Omnis AIF content enables TMS and AED to identify, in advance, the IP addresses of devices across the Internet that are being used to launch DDoS attacks. As a result, Omnis AIF has the ability to instantly block up to 90% of attack traffic, without conducting further analysis, during an attack.
  In June 2022, NETSCOUT revealed the findings of a Forrester Consulting Total Economic Impact™ Study, commissioned by NETSCOUT, that evaluated the cost savings and business benefits for organizations deploying NETSCOUT Omnis AED to protect against DDoS cyberattacks. This study was based on a financial assessment and interviews with four decision-makers who had implemented the NETSCOUT Omnis AED solution. As part of the study, Forrester found that, over the span of three years, Omnis AED had provided a composite organization with an overall return on investment of 201%, improved DDoS protection with greater control in configuring existing security systems, greater coverage with connected intelligence feeds and automated mitigation, increased operational efficiencies, and improved times to detect and respond to attacks due to automated DDoS mitigation.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2023 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ123. A replay of the call will be available after 12:00 p.m. ET on August 4, 2022, for approximately one week. The number for the replay is (800) 839-3516 for U.S./Canada callers and (402) 220-7238 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance disruptions through advanced network detection and response and pervasive network visibility. Powered by our pioneering deep packet inspection at scale, we serve the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook for fiscal year 2023 and its confidence in its underlying fundamentals and positioning, that it continues to see promising opportunities for both established and recently launched solutions in today’s increasingly connected world, that its comprehensive suite of products and services can help solve many of the pain points that customers are experiencing from current technology trends, including the evolving cybersecurity threat landscape, shift to remote work, accelerated cloud migration, and advancement of 5G networks, that as ‘Guardians of the Connected World,’ NETSCOUT remains well-positioned to help organizations not only address the risks of today’s digital environment, but also transform these challenges into opportunities to cultivate further business success, and statements regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2022 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2022	2021
Revenue:
Product	$98,251	$81,950
Service	110,561	108,322
Total revenue	208,812	190,272

Cost of revenue:
Product	26,805	23,165
Service	30,909	31,245
Total cost of revenue	57,714	54,410

Gross profit	151,098	135,862

Operating expenses:
Research and development	43,457	42,820
Sales and marketing	76,323	65,958
General and administrative	24,790	22,745
Amortization of acquired intangible assets	13,881	15,006
Restructuring charges	1,774	-

Total operating expenses	160,225	146,529

Loss from operations	(9,127)	(10,667)
Interest and other expense, net	(1,358)	(2,420)

Loss before income tax benefit	(10,485)	(13,087)
Income tax benefit	(3,353)	(1,746)
Net loss	$(7,132)	$(11,341)

Basic net loss per share	$(0.10)	$(0.15)
Diluted net loss per share	$(0.10)	$(0.15)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	72,452	73,859
Net loss per share - diluted	72,452	73,859

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2022	2022

Assets
Current assets:
Cash, cash equivalents and marketable securities	$374,646	$703,198
Accounts receivable and unbilled costs, net	112,889	148,245
Inventories	22,840	28,220
Prepaid expenses and other current assets	53,020	42,276

Total current assets	563,395	921,939

Fixed assets, net	40,328	41,337
Goodwill and intangible assets, net	2,141,150	2,156,575
Operating lease right-of-use assets	52,473	54,996
Other assets	19,289	19,862

Total assets	$2,816,635	$3,194,709

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,848	$21,959
Accrued compensation	51,000	75,788
Accrued other	36,118	36,417
Current portion of operating lease liabilities	10,985	11,411
Deferred revenue and customer deposits	297,243	330,585

Total current liabilities	415,194	476,160

Other long-term liabilities	7,642	7,470
Deferred tax liability	75,192	78,899
Accrued long-term retirement benefits	33,688	34,737
Long-term deferred revenue	126,621	133,121
Operating lease liabilities, net of current portion	51,409	53,927
Long-term debt	200,000	350,000

Total liabilities	909,746	1,134,314

Stockholders' equity:
Common stock	127	126
Additional paid-in capital	2,993,163	3,023,403
Accumulated other comprehensive income (loss)	(147)	141
Treasury stock, at cost	(1,489,687)	(1,373,840)
Retained earnings	403,433	410,565

Total stockholders' equity	1,906,889	2,060,395

Total liabilities and stockholders' equity	$2,816,635	$3,194,709

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2022	2021	2022

GAAP and Non-GAAP Revenue	$208,812	$190,272	$191,191

Gross Profit (GAAP)	$151,098	$135,862	$143,529
Share-based compensation expense (1)	2,037	1,887	1,411
Amortization of acquired intangible assets (2)	2,328	3,360	3,331
Acquisition related depreciation expense (5)	7	5	6
Non-GAAP Gross Profit	$155,470	$141,114	$148,277

Loss from Operations (GAAP)	$(9,127)	$(10,667)	$(8,319)
Share-based compensation expense (1)	15,581	13,965	12,693
Amortization of acquired intangible assets (2)	16,209	18,366	18,177
Business development and integration expense (3)	-	(5)	-
Compensation for post-combination services (4)	-	2	-
Restructuring charges	1,774	-	-
Acquisition related depreciation expense (5)	65	60	65
Transitional service agreement expense (6)	-	58	-
Legal judgments expense (7)	-	-	1,100
Non-GAAP Income from Operations	$24,502	$21,779	$23,716

Net Loss (GAAP)	$(7,132)	$(11,341)	$(8,406)
Share-based compensation expense (1)	15,581	13,965	12,693
Amortization of acquired intangible assets (2)	16,209	18,366	18,177
Business development and integration expense (3)	-	(5)	-
Compensation for post-combination services (4)	-	2	-
Restructuring charges	1,774	-	-
Acquisition related depreciation expense (5)	65	60	65
Legal judgments expense (7)	-	-	1,100
Income tax adjustments (8)	(8,445)	(6,089)	(1,994)
Non-GAAP Net Income	$18,052	$14,958	$21,635

Diluted Net Loss Per Share (GAAP)	$(0.10)	$(0.15)	$(0.11)
Share impact of non-GAAP adjustments identified above	0.34	0.35	0.40
Non-GAAP Diluted Net Income Per Share	$0.24	$0.20	$0.29

Shares used in computing non-GAAP diluted net income per share	74,187	75,212	75,427

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2022	2021	2022

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$292	$274	$213
	Cost of service revenue	1,745	1,613	1,198
	Research and development	4,431	4,091	3,215
	Sales and marketing	5,750	4,814	4,301
	General and administrative	3,363	3,173	3,766
	Total share-based compensation expense	$15,581	$13,965	$12,693

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$2,328	$3,360	$3,331
	Operating expenses	13,881	15,006	14,846
	Total amortization expense	$16,209	$18,366	$18,177

(3)	Business development and integration expense included in
	these amounts is as follows:
	General and administrative	$-	$(5)	$-
	Total business development and integration expense	$-	$(5)	$-

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$-	$2	$-
	Total compensation for post-combination services	$-	$2	$-

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$4	$3	$3
	Cost of service revenue	3	2	3
	Research and development	45	42	46
	Sales and marketing	9	9	9
	General and administrative	4	4	4
	Total acquisition related depreciation expense	$65	$60	$65

(6)	Transitional service agreement (income) expense included in
	these amounts is as follows:
	Research and development	$-	$6	$-
	Sales and marketing	-	10	-
	General and administrative	-	42	-
	Other (income) expense, net	-	(58)	-
	Total transitional service agreement (income) expense	$-	$-	$-

(7)	Legal judgments expense included in this amount is
	as follows:
	General and administrative	$-	$-	$1,100
	Total legal judgments expense	$-	$-	$1,100

(8)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(8,445)	$(6,089)	$(1,994)
	Total income tax adjustments	$(8,445)	$(6,089)	$(1,994)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2022	2021	2022

Loss from operations (GAAP)	$(9,127)	$(10,667)	$(8,319)
Previous adjustments to determine non-GAAP income from operations	33,629	32,446	32,035
Non-GAAP Income from operations	24,502	21,779	23,716

Depreciation excluding acquisition related	5,311	5,811	5,495

Non-GAAP EBITDA from operations	$29,813	$27,590	$29,211

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'22	FY'23
GAAP & Non-GAAP revenue	$855.6	~$895 million to ~$925 million

	FY'22	FY'23
GAAP net income	$37.0	~$46 million to ~$50 million
Amortization of intangible assets	$73.1	~$65 million
Share-based compensation expenses	$56.1	~$60 million
Business development & integration expenses*	$(0.6)	~Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$0.6	-
Restructuring charges	$-	~$1.8 million
Total adjustments	$129.2	~$127 million
Related impact of adjustments on income tax	$(27.8)	(~$28 million)
Non-GAAP net income	$138.4	~$145 million to ~$149 million

GAAP net income per share (diluted)	$0.49	~$0.62 to ~$0.68
Non-GAAP net income per share (diluted)	$1.84	~$1.97 to ~$2.03

Average weighted shares outstanding (diluted GAAP)	75.1	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	75.1	~73 million to ~74 million
*Business development & integration expenses include compensation for post-combination services, and acquisition-related depreciation expense **Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com